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                                                                   Exhibit 10.4


                          ASSET ACQUISITION AGREEMENT


                  Asset Acquisition Agreement (this "Agreement") by and among The Ultimate Software Group of Northern California, Inc., an Illinois corporation ("Assignor"), The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), and Liron Petrushka ("Petrushka") dated as of February 20, 1998.

                  WHEREAS, the predecessor of Assignor entered into the Exclusive Reseller Agreement (the "Reseller Agreement") dated February 7, 1995 with The Ultimate Software Group, Ltd. (the "Partnership"), the assets and liabilities of which were subsequently assigned to and assumed by the Company;

                  WHEREAS, Assignor desires to assign and transfer to the Company, and the Company desires to assume from Assignor, certain business assets and liabilities of Assignor pursuant to the terms hereof;

                  WHEREAS, the transactions contemplated hereby are intended to be treated as a pooling of interests business combination by the Company for financial accounting purposes and as a tax free reorganization for United States federal income tax purposes;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Assignment. Subject to the terms hereof, Assignor, upon the Closing Date (as defined below), shall assign, convey, transfer and deliver to the Company all right, title, benefits and interest in the assets described on Schedule I hereto except that in the case of Custom Applications (as defined below) Assignor shall transfer only its interest therein including the source code (the "Assets") and deliver assignment documents in form and substance reasonably satisfactory to the Company with respect to such Assets in exchange for (i) the assumption by the Company of Assignor's obligations, duties and liabilities described on Schedule II hereto (the "Assumed Liabilities") and
(ii) 12,914 shares (the "Shares") of Class B Common Stock of the Company.

                  2. Reseller Agreement. Each of the parties hereto agrees that because the Reseller Agreement is among the Assets being acquired by the Company hereunder, any rights of Assignor and its affiliates arising thereunder shall terminate on the Closing Date; provided, however, that the provisions of this Section 2 shall not constitute a waiver by the Assignor of its rights to make claims against the Company for indemnification for claims made against it with respect to the Company's products, other than claims related to Custom Applications.

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                  3. Representations and Warranties of the Company. The Company
hereby represents and warrants to and agrees with Assignor as follows:

                  (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby.

                  (b) Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares and any interest therein has been taken or will be taken prior to the Closing Date.

                  (c) Valid Issuance of Shares. The Shares, when issued and delivered in accordance with the terms hereof, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims or other encumbrances of any kind, and (iii) will be issued in compliance with all applicable federal and state securities laws.

                  (d) Prospectus. The Company shall provide Assignor with the preliminary and final prospectuses with respect to its proposed initial public offering of common stock and any amendments thereto, promptly after the Company's Registration Statement and amendments thereto containing such prospectuses are filed with the Securities and Exchange Commission (the "SEC").

                  (e) Percentage Interest. As of the Closing Date, the Shares will represent at least 0.904% of the outstanding capital stock of the Company on a fully diluted basis determined as if all outstanding shares of such capital stock had been converted into one class of common stock of the Company and all then existing options were exercised on that date.

                  (f) No Brokers. The Company has not engaged any broker, finder or any third party who is entitled to any fee or commission in connection with the transactions contemplated hereby.

                  (g) Charter. Attached hereto as Exhibit B is a true and complete copy of the Third Amended and Restated Certificate of Incorporation of the Company, as amended, and such Third Amended and Restated Certificate of Incorporation, as amended, is in full force and effect as of the date hereof.

                  (h) Reseller Agreement. To the Company's knowledge, Assignor has not materially breached any of its obligations under the Reseller Agreement as of the date hereof.



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                  4. Representations and Warranties of Assignor and Petrushka.
Assignor and Petrushka hereby jointly and severally represent and warrant to and agree with the Company as follows:

                  (a) Assets. Assignor is the legal and beneficial owner of the Assets, free and clear of any lien, charge, encumbrance or adverse claim, except as set forth on Schedule II hereto, and has the legal authority to transfer the Assets. There are no assets used in, or necessary for the operation of, the business of Assignor as presently operated (the "Business") other than the Assets. The Assets are substantially all of the assets of Assignor.

                  (b) Liabilities; Litigation. Assignor has no known liabilities, fixed or contingent, including contractual liabilities, other than the Assumed Liabilities. There is no pending or, to the knowledge of Assignor, threatened action or proceeding affecting the Assets or the Business before any court, governmental agency or arbitrator, which may materially adversely affect the Assets or the Business or which could affect the legality, validity or enforceability of this Agreement.

                  (c) Consents; No Conflicts. The execution, delivery and performance of this Agreement by Assignor and Petrushka and the consummation by Assignor and Petrushka of the transactions contemplated hereby (x) do not contravene (i) Assignor's organizational documents, (ii) any law or (iii) any contractual restriction binding on or affecting Assignor or Petrushka and (y) except as set forth on Schedule IV, do not require the consent, approval, permission or other authorization of any court, arbitrator or governmental, administrative or self-regulatory authority or consent under any material lease, license, agreement or other material instrument of Assignor, Petrushka or the Business and (z) do not require any stockholder, director, partnership or other authorization or action, other than authorizations that have been duly obtained or will be obtained prior to the Closing Date and actions that have been duly taken or will be taken prior to the Closing Date.

                  (d) Financial Statements. Assignor has delivered to the Company any and all financial information of Assignor to enable the Company to prepare annual and quarterly financial statements for Assignor, for the years ended December 31, 1995, December 31, 1996 and December 31, 1997 (the "Financial Statements"). The financial statements have been reviewed by Assignor and fairly present, in all material respects, the financial position and results of operations as of the dates and for the periods indicated therein.

                  (e) No Brokers. Assignor has not engaged any broker, finder or any other third party who is entitled to any fee or commission in connection with the transactions contemplated hereby.

                  (f) Investor Certificates. Within 10 days after the date hereof or, if earlier, on the Closing Date, the Assignor shall deliver a certificate of each shareholder of the Assignor in the form attached hereto as Exhibit A.

                  (g) Investment Intent. Assignor (i) has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares and any interest therein, (ii) can bear the economic risk of an investment in the Shares and any interest therein for an indefinite period of time and can afford a complete loss of such investment, and (iii) is acquiring the Shares and any interest therein for its own account and not with a view to, or for a sale in connection with, a distribution in violation of any applicable securities laws of any jurisdiction.

                  (h) No Registration. Assignor understands that the offering and the issuance of the Shares have not been and will not be registered or qualified under the laws of any jurisdiction regarding the offering or sale of securities, and that the Shares and any interest therein may not be resold or otherwise transferred by Assignor unless any such subsequent sale or transfer is duly registered and qualified under the applicable securities laws or is exempt from such registration and qualification.

                  (i) Access to Information. Assignor (i) has been furnished with, and hereby acknowledges the receipt and review of, (a) a copy of a draft (the "Draft Prospectus") of the Preliminary Prospectus of the Company dated December 31, 1997 and any attachments thereto, (b) the audited financial statements of the Company for the fiscal years ended December 31, 1995 and December 31, 1996, respectively, and (c) unaudited financial statements of the Company as of and for the period ended September 30, 1997, (ii) has been afforded the opportunity to obtain such additional information from the Company and its representatives as Assignor has deemed necessary in order to evaluate the merits, risks and other considerations relating to an acquisition of Shares and any interest therein, (iii) fully understands the risks and other considerations relating to the investment contemplated hereby, and (iv) with respect to tax, employee benefits and other financial and economic considerations related to the investment contemplated hereby, has relied solely on the advice of Assignor's own professional advisors.

                  (j) Draft Prospectus. Assignor understands that (i) the Draft Prospectus is a preliminary draft and that future drafts may contain material changes from the Draft Prospectus and (ii) there can be no assurance that an initial public offering of the Company's stock will be consummated in the near future or ever or that the Registration Statement filed in connection therewith will be declared effective by the SEC.

                  (k) Assignor Information. All written information which Assignor has heretofore furnished or furnishes herewith to the Company in connection with the transactions contemplated hereby is correct and complete in all respects as of the date of this Agreement, and if there should be any change in such information



                                       4
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         prior to the consummation of the transactions contemplated hereby,
         Assignor will immediately furnish such revised or corrected information to the Company.

                  (l) Schedule of Contracts. Attached hereto as Schedule V is a true and complete list of all oral and written contracts and agreements entered into by Assignor through the date hereof. Complete copies of all such written contracts and complete descriptions of all such oral contracts have been delivered to the Company.

                  (m) Certain Accounting Matters. Assignor has not knowingly taken or agreed to take any action that would prevent the Company from accounting for the transactions contemplated hereby as a pooling of interest business combination.

                  (n) Shareholder Agreements. Assignor acknowledges that it is the parties' intention that the transactions contemplated by this Agreement be accounted for as a pooling of interests business combination and that each of the shareholders of Assignor may be deemed to be an "affiliate" of Assignor within the meaning of Rule 145 promulgated under the Securities Act. Accordingly, Assignor shall deliver within 10 days after the date hereof or, if earlier, on the Closing Date, an agreement of each shareholder of Assignor wherein such shareholder covenants and agrees that he, she or it will not (i) knowingly take any action after the date hereof to cause the transactions contemplated hereby not to be accountable under the pooling of interests method of accounting, or (ii) sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to, or in any other manner reduce his, her or its investment risk with respect to, (A) any shares of capital stock of Assignor at any time prior to the Closing Date, and (B) any shares of the Company's stock received by such shareholder in connection with the transactions contemplated hereby or otherwise until such time as the Company publishes financial results covering at least 30 days of combined operations of the Company and Assignor or (iii) from the Closing Date until the time the Company publishes financial results covering at least thirty days of combined operations of the Company and Assignor, directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or other derivative securities (including any short sales) with respect to shares of the Company's stock or enter into any other agreements, contracts or arrangements providing for the alteration of such shareholder's investment risk with respect to the Shares.

                  (o) Reseller Agreement. To Assignor's knowledge, the Company has not materially breached any of its obligations under the Reseller Agreement as of the date hereof.

                  (p) Purchaser Representative. Liron Petrushka has agreed to act as the purchaser representative of any Shareholders who are not "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.



                                       5
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                  5. Securities Laws. Assignor hereby acknowledges and agrees that:

                  (a) Subject to Assignor's right to distribute the Shares to its current shareholders, the Shares must be held indefinitely unless subsequently registered under the Securities Act and under any applicable state securities laws or unless an exemption from such registration is available.

                  (b) the Shares will not be registered under the Securities Act on the grounds that the offering and sale thereof contemplated by this Agreement will be exempt from registration under the Securities Act, and that the Company's reliance upon such exemption is predicated upon the representations of Assignor set forth herein.

                  (c) "stop transfer" instructions shall be placed against the Shares on the transfer books of the Company and that the certificate(s) evidencing the Shares shall bear a legend, in addition to any legend required by applicable state securities laws, in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF FOR VALUE UNLESS A REGISTRATION STATEMENT HAS BECOME EFFECTIVE WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS OR IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR SUCH REGISTRATION IS NOT OTHERWISE REQUIRED."

                  6. Due Diligence; Termination. (a) Assignor shall afford any and all authorized representatives of the Company access, during normal business hours, to its employees, properties, books, contracts and records and shall furnish promptly all information concerning its business, properties and personnel and copies of any of its books, records or contracts as the Company or its representatives shall request; provided, that no investigation pursuant to this Section 6 shall effect or be deemed to modify any representation or warranty made in this Agreement by Assignor.



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                  (b) Until the earlier of (i) the Closing Date and (ii) the date which is ten days after the Company prepares the Financial Statements of Assignor pursuant to Section 4(d) hereof, the Company shall have the right to terminate this Agreement if the Company shall determine in its sole discretion, based on its investigation of Assignor pursuant to Section 6(a) or a review of such Financial Statements, that consummating the transactions contemplated hereby would not be in the best interests of the Company.

                  (c) The Company shall have the right to terminate this Agreement if the Company does not receive requisite approval of the transactions contemplated hereunder from its preferred stockholders on or before February 22, 1998.

                  7. Closing. Subject to the satisfaction or waiver of (i)
         Section 6(c) hereof and (ii) the conditions set forth in Section 9 hereof, consummation of the transactions contemplated by Section 1 hereof (the "Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019 on a date (the "Closing Date") which is the earlier of (a) March 31, 1998 and (b) the date specified in a written notice given by the Company no less than five (5) days prior to such date.

                  8. Covenants.

                  (a) Interim Operations. Prior to the Closing Date, unless the Company has consented in writing thereto, Assignor:

                  (i) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable efforts to preserve intact its business organization and goodwill and maintain satisfactory relationships with those persons having business relationships with it;

                  (iii) shall promptly notify the Company of (x) any material change in its condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its business or of its properties, (y) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (z) the breach of any representation or warranty contained herein;

                  (iv) shall not issue any shares of its capital stock or securities;

                  (v) shall not (w) incur, create, assume or otherwise become liable for borrowed money or assume, guarantee, endorse or otherwise become responsible or liable for the obligations of any other individual, corporation or other entity, (x) make any loans or advances to any other person, except in each case in the ordinary


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                           course of business, (y) acquire (including, without
                           limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other person or (z) effect a sale or other disposition of any of the Assets or allow the creation of any lien or encumbrance thereon;

                  (vi) shall not (x) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests or (y) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or make any commitment for any such action;

                  (vii) shall not amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents

                  (viii) shall not increase the compensation payable or to become payable to its officers or employees, pay any employment related or other bonus to its shareholder, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees;

                  (ix) shall not take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures; and

                  (x) shall not agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in this Agreement untrue or incorrect as of the Closing Date.

                  (b) Trading in Company Stock. Except as otherwise expressly consented to by the Company, from the date of this Agreement until the Closing Date, Assignor will not directly or indirectly purchase or sell (including short sales) any shares of the Company's stock, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce its investment risk with respect to any shares of the Company's stock to be received pursuant to this Agreement.

                  (c) Confidentiality of Prospectus. Assignor acknowledges and agrees that the Draft Prospectus is highly confidential, that it may not be photocopied, distributed or otherwise communicated to persons other than Assignor, Assignor's


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         shareholders and the respective representatives thereof, and that upon receipt by Assignor of a preliminary or final prospectus of the Company, the Draft Prospectus will be returned to the Company.

                  (d) Custom Applications. Assignor shall provide on the date hereof a Schedule VI which lists by customer, all custom applications, including, without limitation, custom programs, modules and interfaces (other than software purchased by Assignor from the Company) ("Custom Applications") which have been provided to any customer of the Assignor. Assignor shall provide source code with respect to all Custom Applications on or before the Closing Date.

                  (e) Assignor's Name. From and after the Closing, Assignor shall not use the name "The Ultimate Software Group" or any expression containing the word "Ultimate" or "US Group", or expression similar thereto or derivative in whole or in part therefrom. As promptly as practicable (and in any event within thirty days) following the Closing, Assignor will change its name to a name complying with the immediately preceding sentence, and shall deliver to the Company written evidence of such name change.

                  (f) Cooperation; Tax Schedule. Following the Closing Date, Assignor shall promptly forward to the Company such financial and reporting data and other information with respect to the Assets and Assumed Liabilities as the Company may from time to time reasonably request, for any reasonable business purpose, including, without limitation, the preparation of tax returns and financial statements. Within sixty (60) days following the Closing Date, Assignor shall prepare and deliver to the Company a schedule indicating the federal income tax basis and state income basis, if different, of each of the Assets and Assumed Liabilities.

                  (g) Options. The Company hereby agrees that from the date hereof until April 30, 1998, the Company will not issue any options to purchase shares of capital stock of the Company to any persons who are officers of the Company as of the date hereof.

                  (h) Piggyback Registration Rights. (i) If at any time within one year following the Closing Date the Company proposes to register (including for this purpose a registration effected by the Company for shareholders of the Company other than Assignor or Assignor's existing shareholders) securities under the Securities Act of 1933 in connection with a public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give each person or entity which is a shareholder of Assignor on the date hereof (each a "Holder") written notice of such registration (a "Piggyback Registration"). Upon the written request of each Holder given within 20 days following the date of such notice, the Company shall, subject to Section 8(h)(ii), cause to be included in such registration statement and use its best efforts to be registered under the Securities Act all Shares that each such Holder shall


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

                  have requested to be registered; provided, however, that such right of inclusion shall not apply to (i) the registration statement for the initial public offering of the Company's securities, or (ii) any registration statement covering an underwritten offering of convertible debt securities, unless the underwriters' representative or agent expressly consents thereto. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 8(h) without any obligation or liability to any Holder.

                        (ii) If the underwriters' representative or agent shall
                  advise the Company in writing (with a copy to each Holder that requests that its securities be included in such registration) that, in the opinion of the underwriter, marketing factors require a limitation of the number of securities requested to be included in such registration, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: first, all securities proposed to be sold by the Company for its own account; second, all securities requested to be included in such registration by J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., HarbourVest Partners V-Direct Fund L.P. and their respective permitted assigns; third, the Shares requested to be included in such registration by Holders pursuant to this Section 8(h), and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 8(h), in proportion (as nearly as practicable) to the amount of such Shares and securities of the Company owned by each holder thereof requesting inclusion of such Shares and securities in such registration; and fourth, all other securities requested to be included in such registration.

                           (iii) The Company shall bear and pay all expenses
                  incurred in connection with any registration, filing or qualification of Shares with respect to a registration pursuant to this Section 8(h), including without limitation all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for all holders of the Company's securities being registered in such registration (selected by the holders of a majority of such securities being registered), but excluding underwriting discounts and commissions relating to the Shares being registered.

                  (i) Material Changes of the Company. Prior to the Closing Date, the Company shall promptly notify the Assignor of (x) any material change in its condition (financial or otherwise), business, properties, assets, liabilities or normal course of its business or its properties, (y) any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or (z) the breach of any representation or warranty contained herein.



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

                  (j) Consents. Upon request of the Company, Assignor shall use its reasonable efforts (which shall not include the payment of any consideration) to obtain any and all consents required in connection with the transactions contemplated by this Agreement. The Company shall reasonably cooperate (which shall not include the payment of any consideration) with Assignor in obtaining such consents.

                  (k) Transfer of Shares. Following the Closing, on written request of Assignor, and redelivery of the Shares originally issued in the name of Assignor on the Closing Date, the Company shall reissue the Shares in the names of those persons and entities which are shareholders of Assignor on the date hereof (as specified by Petrushka) and shall record such shareholders as the owners of the Shares in the share register maintained by the Company or its agent. Such reissued shares shall be returned promptly to Assignor for delivery to Assignor's shareholders and shall be subject to the terms of this Agreement, including without limitation Section 5 hereof.

                  (l) Information. Upon the earlier of (i) 60 days following the initial public offering of the Company's common stock and (ii) 330 days after the Closing Date, upon Assignor's request, the Company will promptly provide Assignor with such information as shall be necessary to allow Assignor to verify the accuracy of the representation made in
         Section 3(e) hereof.

                  9. Conditions to Closing. (a) The obligations of the Company under this Agreement are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

                  (i) Representations and Warranties. The representations and warranties of Assignor contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  (ii) Performance. Assignor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement.

                  (iii) No Material Adverse Change. There shall have been no material adverse change in the condition of Assignor or the Assets since the date hereof.

                  (iv) Pooling Letter. The Company shall have received from Arthur Andersen LLP ("Andersen"), a letter dated the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of



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

                           Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

                  (v) Approvals. The Company shall have obtained all requisite approvals of its Board of Directors and stockholders for the transactions contemplated by this Agreement.

                  (vi) Balance Sheet. Assignor shall have delivered to the Company sufficient financial information in order for the Company to prepare a balance sheet of the Assignor, dated as of the day prior to the Closing Date, prepared in accordance with Assignor's accounting practices, consistently applied, and which shall be subject to review or audit by Andersen at the sole discretion of the Company. Assignor shall reasonably cooperate with the Company and Andersen in the preparation of a balance sheet dated as of the Closing Date, prepared in accordance with generally accepted accounting principles. Such balance sheet shall demonstrate that the assets of Assignor, other than the Reseller Agreement and other intangible assets, have an aggregate value greater than the aggregate value of the liabilities of Assignor; provided, that in the event the aggregate value of the liabilities exceeds the value of such assets, Assignor shall pay the Company, as additional consideration for the Shares, such difference within five days of the receipt of such balance sheet dated as of the Closing Date provided that such payment shall not be considered an act of Assignor for purposes of Section 4(m) hereof.

                  (vii) Updated Schedules. Assignor shall have prepared and delivered to the Company updated Schedules I, II, IV, V and VI which reflect, as of the Closing Date, the information required to be stated therein.

                  (viii) Other Documents. The Company shall have received such other documents as it shall reasonably request prior to the Closing.

                  (b) The obligations of Assignor under this Agreement are subject to the fulfillment or waiver on or before the Closing Date of each of the following conditions:

                  (i) Representations and Warranties. The representations and warranties of the Company contained in Section 3 and in Schedule III hereto shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date thereof.

                  (ii) No Material Adverse Change. There shall have been no material adverse change in the condition of the Company since the date hereof.

                  (iii) Delivery of Shares. The Company shall have delivered the Shares specified in Section 1.

                  10. Certain Tax Matters. The parties to this Agreement intend that the transactions contemplated hereby (and the distribution of the Shares of the Company to the Assignor's shareholders) (collectively, the "Transaction") will constitute a reorganization described in Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and each party agrees that it will not knowingly take any action which would result in the Transaction not so qualifying. However, each of the parties to this Agreement acknowledges that it is relying solely upon its respective advisors in determining the tax consequences of the Transaction and will not rely on any representation or assurance of the other party other than the representations and covenants set forth in this Agreement or any other agreement or certificate delivered in connection herewith. None of the Company, the Assignor or the shareholders of the Assignor will take any tax reporting position or make any tax election inconsistent with the characterization of the Transaction qualifying as a reorganization described in Section 368(a)(1)(C) of the Code, except as may be required upon examination (or as the result of a prior determination) by the Internal Revenue Service or any other tax authority.

                  11. Waiver. Subject to the consummation of the transactions contemplated hereby, except as provided in Section 2 hereof, each of the parties hereto hereby releases and discharges the other party, its partners, employees, parents, subsidiaries, affiliates, successors and assigns from all actions, causes of action, suits, debts, agreements, judgments, claims, and demands whatsoever, in law or equity which such party ever had, now have or hereafter can, shall or may have, for, upon or by reason of any claim relating to the Reseller Agreement and the relationship of the parties thereunder.

                  12. Indemnification. (a) Assignor and Petrushka hereby jointly and severally agree to indemnify and hold harmless the Company and any fiduciary, officer, director, employee, agent or controlling person of the Company (each, an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (or actions in respect thereof) whatsoever by reason of or arising from (i) any breach of the representations and warranties of this Agreement, (ii) any failure by the Assignor to comply with any covenant in this Agreement and (iii) any liabilities whether known or unknown, fixed or contingent (including contractual liabilities) of Assignor or any of its affiliates, other than the Assumed Liabilities provided, however that Liron Petrushka will only be liable under this Section 12(a) for up to an aggregate amount equal to $1.6 million. Assignor will reimburse any Indemnified Person for all expenses (including reasonable attorneys' fees) as they are incurred by any such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

                  (b) The Company hereby agrees to indemnify and hold harmless the Assignor and Petrushka and any fiduciary, officer, director, employee, agent or controlling person of the Operating Company (each, an "Indemnified Person") against any and all losses, claims, damages, expenses and liabilities (or actions in respect thereof) whatsoever by reason of or arising from (i) any breach of the Company's representations and warranties in this Agreement and (ii) any failure by the Company to comply with any of its covenants in this Agreement. The Company will reimburse any Indemnified Person for all expenses (including reasonable attorneys' fees) as they are incurred by any such Indemnified Person in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party.

                  (c) Promptly after the receipt by any party hereto of notice of any third party claim or the commencement of any third party action, suit or proceeding subject to indemnification hereunder (a "Third Party Claim"), such party (the "Indemnified Party") will, if a claim in respect thereto is to be made against any party obligated to provide indemnification hereunder (the "Indemnifying Party"), give such Indemnifying Party reasonable written notice of such Third Party Claim; provided, however, that the failure to provide such notice will not relieve the Indemnifying Party of any of its or his obligations, or impair the right of the Indemnified Party to indemnification, pursuant to this Section 12 unless, and only to the extent that, such failure materially prejudices the Indemnifying Party's opportunity to defend or compromise the Third Party Claim. Such Indemnifying Party shall have the right, at its option, to defend at its own expense and by its own counsel any Third Party Claim, provided that (i) the Indemnifying Party acknowledges in writing (at the time such Indemnifying Party elects to assume such defense) its obligation under this Section 12 to indemnify the Indemnified Party with respect to such Third Party Claim, (ii) such counsel is reasonably satisfactory to the Indemnified Party, (iii) the Indemnified Party is kept fully informed of all developments, and is furnished with copies of all documents and papers, related thereto and is given the right to participate in the defense and investigation thereof as provided below, and (iv) such counsel proceeds with diligence and in good faith with respect thereto. If the Indemnifying Party shall undertake to defend any Third Party Claim, such Indemnifying Party shall notify the Indemnified Party of its intention to do so promptly (and in any event no later than thirty (30) days) after receipt of notice of the Third Party Claim, and the Indemnified Party agrees to cooperate in good faith with the Indemnifying Party and its counsel in the defense of such Third Party Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in the defense and investigation of any Third Party Claim with its own counsel at its own expense, except that the Indemnifying Party shall bear the expense of such separate counsel if (A) in the written opinion of counsel to the Indemnified Party reasonably acceptable to the Indemnifying Party, use of counsel of the Indemnifying Party's choice would be expected to give rise to a conflict of interest, (B) there are or may be legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, (C) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the Third Party Claim is given to the Indemnifying Party or notice that the Indemnifying Party intends to assume the defense of the Third Party Claim is given to the Indemnified Party or
         (D) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnifying Party shall not settle any Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld; provided, however, that an Indemnified Party shall not be required to consent to any settlement involving the imposition of equitable remedies.

                  13. Miscellaneous.

                  (a) Notices Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be sufficiently given to a party if delivered personally or mailed by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery by a nationally-recognized courier or by telecopier, as follows (or to such other address or person as either party may from time to time designate to the other in writing):

         To Assignor or Petrushka:

                       c/o  Liron Petrushka
                       The Ultimate Software Group of Northern California, Inc. 1670 South Amphlett Boulevard, Suite 314
                       San Mateo, CA 94402
                       Telecopier: 650-655-4081

         To the Company:

                       The Ultimate Software Group, Inc.
                       3111 Stirling Road, Suite 308
                       Ft. Lauderdale, FL 33312
                       Attention: Scott Scherr
                       Telecopier: (954) 266-1301

Any such notice or other communication shall be deemed to be given as of the date it is personally delivered, five (5) days after being deposited in the United States mail, one (1) day after being deposited with a nationally recognized courier for overnight delivery or the date it is transmitted via telecopier, answerback received (followed promptly by delivery of such notice in accordance with one of the other methods above).

                  (b) Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of all of the parties and their successors, legal representatives and assigns. Neither party hereto may transfer its rights hereunder without the prior written consent of the other party, which consent may be given or withheld for any reason or no reason.

                  (c) Severability. If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such provision's severance; provided, however, that if a court of competent jurisdiction shall determine that any provision hereof is illegal or unenforceable, the parties hereto will accept the written decision of such court as to what would be enforceable, and the parties shall use reasonable efforts, including, but not limited to the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

                  (d) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

                  (e) Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

                  (f) Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                  (g) State Securities Laws. The offer and sale of the Shares is intended to be exempt from registration under the securities laws of certain states. Assignor must note that there are restrictions on transfer of the Shares, as agreed upon in Section 5 of this Agreement.

                  (h) Survival. The representations, warranties and indemnities of the parties set forth in this Agreement shall survive for a period of one year from the Closing Date. Any claim which is made as a result of a breach or a claimed breach of a representation, warranty or covenant contained herein shall be timely if made on or before the first anniversary of the Closing Date.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of the day and year first above written.

                                      THE ULTIMATE SOFTWARE GROUP, INC.



                                      By: /s/ Scott Scherr
                                          -------------------------------------
                                      Name:  Scott Scherr
                                      Title:    President


                                      THE ULTIMATE SOFTWARE GROUP OF NORTHERN
                                      CALIFORNIA, INC.



                                      By: /s/ Liron Petrushka
                                          -------------------------------------
                                      Name: Liron Petrushka
                                      Title: President



                                      /s/ Liron Petrushka
                                      -------------------------------------
                                      Liron Petrushka

                                                                      EXHIBIT A

                             INVESTOR CERTIFICATION



_______________________________________ hereby certifies that he or she EITHER:


                            (Check Box that Applies)


         [ ]      1.       meets one or more of the following criteria:

                           (A) He or she is a person having individual net worth, or joint net worth with his or her spouse, exceeding $1,000,000; or

                           (B) He or she is a person having an income in excess of $200,000 in each of the two (2) most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and having a reasonable expectation of reaching the same income level in the current year.

         [ ]      2.       does not meet either of the criterion described
                           in 1(A) or (B) above and acknowledges that he or she has appointed Liron Petrushka as his or her purchaser representative.



                                              ---------------------------------


Dated: ___________________

                       [Exhibit B intentionally omitted]



                       [Schedules intentionally omitted]